Exhibit 99.1

Aptiv Reports Second Quarter 2019 Financial Results Ahead of Expectations;
Strong Outgrowth and Operating Performance Despite Weak Macros

DUBLIN - Aptiv PLC (NYSE: APTV), a global technology company enabling the future of mobility, today reported second quarter 2019 U.S. GAAP earnings of $1.07 per diluted share. Excluding special items, second quarter earnings totaled $1.33 per diluted share.

Second Quarter Highlights Include:

•	U.S. GAAP revenue of $3.6 billion, a decrease of 2%

◦	Revenue increased 4% adjusted for currency exchange, commodity movements and divestitures

•	U.S. GAAP net income of $274 million, diluted earnings per share of $1.07

◦	Excluding special items, earnings of $1.33 per diluted share

•	U.S. GAAP operating income margin of 9.2%

◦	Adjusted Operating Income margin of 11.2%; Adjusted Operating Income of $405 million

•	Generated $512 million of cash from operations

•	Returned $177 million to shareholders through share repurchases and dividends

Year-to-Date Highlights Include:

•	U.S. GAAP revenue of $7.2 billion, a decrease of 2%

◦	Revenue increased 4% adjusted for currency exchange, commodity movements and divestitures

•	U.S. GAAP net income of $514 million, diluted earnings per share of $1.99

◦	Excluding special items, earnings of $2.38 per diluted share

•	U.S. GAAP operating income margin of 8.8%

◦	Adjusted Operating Income margin of 10.4%; Adjusted Operating Income of $750 million

•	Generated $596 million of cash from operations

•	Returned $460 million to shareholders through share repurchases and dividends

“Aptiv’s second quarter performance, including sustained strong above-market growth despite weak global vehicle production, reflects the efforts we have taken to build a more sustainable business, perfectly positioned to efficiently solve our customer’s toughest challenges,” said Kevin Clark, president and chief executive officer. “As evidenced by our performance in the first half of this year, we are well-positioned to outperform in any environment, giving us confidence in our ability to deliver on our commitments for the remainder of the year despite our expectation of continued market headwinds. Further, our effective execution, investments for growth and disciplined capital deployment priorities have further strengthened our technology position and robust business model, allowing us to deliver long-term sustainable value to our shareholders.”

Second Quarter 2019 Results
The Company reported second quarter 2019 U.S. GAAP revenue of $3.6 billion, a decrease of 2% from the prior year period. Adjusted for currency exchange, commodity movements and divestitures, revenue increased by 4% in the second quarter. This reflects growth of 7% in Europe, 2% in Asia, which includes a decline of 6% in China, 1% in North America and 14% in South America.
The Company reported second quarter 2019 U.S. GAAP net income of $274 million and earnings of $1.07 per diluted share, compared to $291 million and $1.10 per diluted share in the prior year period. Second quarter Adjusted Net Income, a non-GAAP financial measure defined below, totaled $342 million, or $1.33 per diluted share, compared to $372 million, or $1.40 per diluted share, in the prior year period.
Second quarter Adjusted Operating Income, a non-GAAP financial measure defined below, was $405 million, compared to $474 million in the prior year period. Adjusted Operating Income margin was 11.2%, compared to 12.9% in the prior year period, reflecting the unfavorable impacts of foreign currency exchange, vehicle production declines in China and continued incremental investments for growth, partially offset by above-market sales growth. Depreciation and amortization expense totaled $188 million, an increase from $156 million in the prior year period, resulting from non-cash impairment charges and increases related to our acquisitions and capital investments.
Interest expense for the second quarter totaled $43 million, as compared to $36 million in the prior year period, which reflects the impacts of our debt refinancing transactions in the first quarter of 2019.
Tax expense in the second quarter of 2019 was $31 million, resulting in an effective tax rate of approximately 10%, which includes approximately 5 points for the impact of favorable discrete items recorded during the period. Tax expense in the second quarter of 2018 was $83 million, resulting in an effective tax rate of approximately 22%, which includes $24 million, or approximately 6 points, due to the adjustment to the provisional amounts recorded for the one-time impacts of the U.S. tax reform enactment.
The Company generated net cash flow from operating activities of $512 million in the second quarter.

Year-to-Date 2019 Results
For the six months ended June 30, 2019, the Company reported U.S. GAAP revenue of $7.2 billion, a decrease of 2% from the prior year period. Adjusted for currency exchange, commodity movements and divestitures, revenue increased by 4% during the period. This reflects growth of 6% in Europe, 4% in North America and flat performance in South America and Asia, which includes a decline of 9% in China.
For the 2019 year-to-date period, the Company reported U.S. GAAP net income of $514 million and earnings of $1.99 per diluted share, compared to $598 million and $2.25 per diluted share in the prior year period. Year-to-date Adjusted Net Income totaled $615 million, or $2.38 per diluted share, compared to $715 million, or $2.69 per diluted share, in the prior year period.

The Company reported Adjusted Operating Income of $750 million for the six months ended June 30, 2019, compared to $901 million in the prior year period. Adjusted Operating Income margin was 10.4% for the six months ended June 30, 2019, compared to 12.3% in the prior year period, reflecting the unfavorable impacts of foreign currency exchange, vehicle production declines in China and continued incremental investments for growth, partially offset by above-market sales growth. Depreciation and amortization expense totaled $361 million, an increase from $311 million in the prior year period, resulting from non-cash impairment charges and increases related to our acquisitions and capital investments.
Interest expense for the six months ended June 30, 2019 totaled $81 million, as compared to $70 million in the prior year period, which reflects the impacts of our debt refinancing transactions in the first quarter of 2019.
Tax expense for the six months ended June 30, 2019 was $64 million, resulting in an effective tax rate of approximately 11%, which includes approximately 4 points for the impact of favorable discrete items recorded during the period. Tax expense in the prior year period was $142 million, resulting in an effective tax rate of approximately 19%, which includes $24 million, or approximately 3 points, due to the adjustment to the provisional amounts recorded for the one-time impacts of the U.S. tax reform enactment.
The Company generated net cash flow from operating activities of $596 million in the six months ended June 30, 2019. As of June 30, 2019, the Company had cash and cash equivalents of $365 million and total available liquidity of $2.2 billion.
Reconciliations of Adjusted Revenue Growth, Adjusted Net Income, Adjusted Net Income Per Share, Adjusted Operating Income and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are provided in the attached supplemental schedules.

Share Repurchase Programs
During the second quarter of 2019, the Company repurchased 1.6 million shares for approximately $120 million, leaving approximately $2.1 billion available for future share repurchases. Year-to-date, the Company repurchased 4.5 million shares for approximately $346 million. All repurchased shares were retired, and are reflected as a reduction of ordinary share capital for the par value of the shares, with the excess applied as reductions to additional paid-in-capital and retained earnings.

Q3 and Full Year 2019 Outlook
The Company’s third quarter and full year 2019 financial guidance is as follows:

(in millions, except per share amounts)	Q3 2019 (1)	Full Year 2019 (1)
Net sales	$3,600 - $3,700	$14,525 - $14,725
Adjusted operating income	$415 - $435	$1,650 - $1,690
Adjusted operating income margin	11.5% - 11.8%	11.4% - 11.5%
Adjusted net income per share	$1.27 - $1.33	$5.05 - $5.15
Cash flow from operations		$1,650
Capital expenditures		$800
Adjusted effective tax rate	~15%	12% - 13%

(1)	The Company’s third quarter and full year 2019 financial guidance includes $16 million and $44 million, respectively, for the anticipated impacts of tariffs.

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:00 a.m. (ET) today, which is accessible by dialing 877.790.5109 (US domestic) or 647.689.5633 (international) or through a webcast at ir.aptiv.com. The conference ID number is 1475459. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company’s website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Aptiv’s financial results which are not presented in accordance with GAAP. Specifically, Adjusted Revenue Growth, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Revenue Growth represents the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements and divestitures. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, restructuring, other acquisition and portfolio project costs, asset impairments, gains (losses) on business divestitures and deferred compensation related to acquisitions. Other acquisition and portfolio project costs include costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales.
Adjusted Net Income represents net income attributable to Aptiv before restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Cash Flow Before Financing represents cash provided by operating activities from continuing operations plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of discontinued operations and other significant businesses.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Revenue Growth, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Aptiv
Aptiv is a global technology company that develops safer, greener and more connected solutions enabling the future of mobility. Visit aptiv.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

# # #

APTIV PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in millions, except per share amounts)
Net sales	$3,627	$3,684	$7,202	$7,314
Operating expenses:
Cost of sales	2,958	2,958	5,920	5,905
Selling, general and administrative	260	260	516	519
Amortization	43	30	77	60
Restructuring	31	15	57	35
Total operating expenses	3,292	3,263	6,570	6,519
Operating income	335	421	632	795
Interest expense	(43)	(36)	(81)	(70)
Other income (expense), net	6	(7)	22	23
Income before income taxes and equity income	298	378	573	748
Income tax expense	(31)	(83)	(64)	(142)
Income before equity income	267	295	509	606
Equity income, net of tax	4	8	7	13
Net income	271	303	516	619
Net (loss) income attributable to noncontrolling interest	(3)	12	2	21
Net income attributable to Aptiv	$274	$291	$514	$598

Diluted net income per share:
Diluted net income per share attributable to Aptiv	$1.07	$1.10	$1.99	$2.25
Weighted average number of diluted shares outstanding	257.26	265.48	258.40	265.96

APTIV PLC
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2019	December 31, 2018
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$365	$567
Restricted cash	16	1
Accounts receivable, net	2,679	2,487
Inventories	1,304	1,277
Other current assets	490	445
Total current assets	4,854	4,777
Long-term assets:
Property, net	3,248	3,179
Operating lease right-of-use assets	433	—
Investments in affiliates	103	99
Intangible assets, net	1,305	1,380
Goodwill	2,517	2,524
Other long-term assets	648	521
Total long-term assets	8,254	7,703
Total assets	$13,108	$12,480
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$517	$306
Accounts payable	2,284	2,334
Accrued liabilities	1,190	1,054
Total current liabilities	3,991	3,694
Long-term liabilities:
Long-term debt	3,997	4,038
Pension benefit obligations	439	445
Long-term operating lease liabilities	350	—
Other long-term liabilities	599	633
Total long-term liabilities	5,385	5,116
Total liabilities	9,376	8,810
Commitments and contingencies
Total Aptiv shareholders’ equity	3,519	3,459
Noncontrolling interest	213	211
Total shareholders’ equity	3,732	3,670
Total liabilities and shareholders’ equity	$13,108	$12,480

APTIV PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2019	2018
	(in millions)
Cash flows from operating activities:
Net income	$516	$619
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	361	311
Restructuring expense, net of cash paid	(2)	(31)
Deferred income taxes	1	(11)
Income from equity method investments, net of dividends received	(4)	(13)
Loss on extinguishment of debt	6	—
Other, net	56	51
Changes in operating assets and liabilities:
Accounts receivable, net	(190)	(91)
Inventories	(22)	(157)
Accounts payable	26	145
Other, net	(131)	(49)
Pension contributions	(21)	(22)
Net cash provided by operating activities from continuing operations	596	752
Net cash used in operating activities from discontinued operations	—	(52)
Net cash provided by operating activities	596	700
Cash flows from investing activities:
Capital expenditures	(451)	(449)
Proceeds from sale of property / investments	9	6
Cost of business acquisitions, net of cash acquired	(23)	(512)
Cost of technology investments	(3)	—
Settlement of derivatives	(1)	(6)
Net cash used in investing activities	(469)	(961)
Cash flows from financing activities:
Increase (decrease) in other short and long-term debt, net	192	(15)
Repayment of senior notes	(654)	—
Proceeds from issuance of senior notes, net of issuance costs	641	—
Contingent consideration and deferred acquisition purchase price payments	—	(5)
Repurchase of ordinary shares	(346)	(149)
Distribution of cash dividends	(114)	(117)
Taxes withheld and paid on employees’ restricted share awards	(34)	(35)
Net cash used in financing activities	(315)	(321)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	1	(44)
Decrease in cash, cash equivalents and restricted cash	(187)	(626)
Cash, cash equivalents and restricted cash at beginning of the period	568	1,597
Cash, cash equivalents and restricted cash at end of the period	$381	$971

APTIV PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	%	2019	2018	%
	(in millions)			(in millions)
Net Sales
Signal and Power Solutions	$2,585	$2,650	(2)%	$5,147	$5,267	(2)%
Advanced Safety and User Experience	1,050	1,044	1%	2,073	2,076	—%
Eliminations and Other (a)	(8)	(10)		(18)	(29)
Net Sales	$3,627	$3,684		$7,202	$7,314

Adjusted Operating Income
Signal and Power Solutions	$337	$386	(13)%	$620	$737	(16)%
Advanced Safety and User Experience	68	88	(23)%	130	164	(21)%
Eliminations and Other (a)	—	—		—	—
Adjusted Operating Income	$405	$474		$750	$901

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Aptiv for the three and six months ended June 30, 2019 and 2018:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in millions, except per share amounts)
Weighted average ordinary shares outstanding, basic	257.02	264.81	258.04	265.25
Dilutive shares related to RSUs	0.24	0.67	0.36	0.71
Weighted average ordinary shares outstanding, including dilutive shares	257.26	265.48	258.40	265.96
Net income per share attributable to Aptiv
Basic	$1.07	$1.10	$1.99	$2.25
Diluted	$1.07	$1.10	$1.99	$2.25

APTIV PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Revenue Growth,” “Adjusted Operating Income,” “Adjusted Net Income,” “Adjusted Net Income Per Share” and “Cash Flow Before Financing.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Revenue Growth: Adjusted Revenue Growth is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Revenue Growth in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Revenue Growth is defined as the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements and divestitures. Not all companies use identical calculations of Adjusted Revenue Growth, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Three Months Ended June 30, 2019

Reported net sales % change	(2)%
Less: foreign currency exchange and commodities	(4)%
Less: divestitures and other, net	(2)%
Adjusted revenue growth	4%

Six Months Ended June 30, 2019

Reported net sales % change	(2)%
Less: foreign currency exchange and commodities	(4)%
Less: divestitures and other, net	(2)%
Adjusted revenue growth	4%

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating income margin represents Operating income as a percentage of net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of net sales.

Consolidated Adjusted Operating Income
	Three Months Ended June 30,				Six Months Ended June 30,
	2019		2018		2019		2018
	($ in millions)
	$	Margin	$	Margin	$	Margin	$	Margin
Net income attributable to Aptiv	$274		$291		$514		$598
Interest expense	43		36		81		70
Other (income) expense, net	(6)		7		(22)		(23)
Income tax expense	31		83		64		142
Equity income, net of tax	(4)		(8)		(7)		(13)
Net (loss) income attributable to noncontrolling interest	(3)		12		2		21
Operating income	$335	9.2%	$421	11.4%	$632	8.8%	$795	10.9%
Restructuring	31		15		57		35
Other acquisition and portfolio project costs	17		22		28		41
Asset impairments	10		1		10		1
Deferred compensation related to nuTonomy acquisition	12		15		23		29
Adjusted operating income	$405	11.2%	$474	12.9%	$750	10.4%	$901	12.3%

Segment Adjusted Operating Income
(in millions)
Three Months Ended June 30, 2019	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$302	$33	$—	$335
Restructuring	23	8	—	31
Other acquisition and portfolio project costs	11	6	—	17
Asset impairments	1	9	—	10
Deferred compensation related to nuTonomy acquisition	—	12	—	12
Adjusted operating income	$337	$68	$—	$405

Depreciation and amortization (a)	$136	$52	$—	$188

Three Months Ended June 30, 2018	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$357	$64	$—	$421
Restructuring	11	4	—	15
Other acquisition and portfolio project costs	17	5	—	22
Asset impairments	1	—	—	1
Deferred compensation related to nuTonomy acquisition	—	15	—	15
Adjusted operating income	$386	$88	$—	$474

Depreciation and amortization (a)	$118	$38	$—	$156

Six Months Ended June 30, 2019	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$559	$73	$—	$632
Restructuring	42	15	—	57
Other acquisition and portfolio project costs	18	10	—	28
Asset impairments	1	9	—	10
Deferred compensation related to nuTonomy acquisition	—	23	—	23
Adjusted operating income	$620	$130	$—	$750

Depreciation and amortization (a)	$267	$94	$—	$361

Six Months Ended June 30, 2018	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$679	$116	$—	$795
Restructuring	29	6	—	35
Other acquisition and portfolio project costs	28	13	—	41
Asset impairments	1	—	—	1
Deferred compensation related to nuTonomy acquisition	—	29	—	29
Adjusted operating income	$737	$164	$—	$901

Depreciation and amortization (a)	$237	$74	$—	$311

(a) Includes asset impairments.

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Aptiv before restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in millions, except per share amounts)
Net income attributable to Aptiv	$274	$291	$514	$598
Adjusting items:
Restructuring	31	15	57	35
Other acquisition and portfolio project costs	17	22	28	41
Asset impairments	10	1	10	1
Deferred compensation related to nuTonomy acquisition	12	15	23	29
Debt extinguishment costs	—	—	6	—
Transaction and related costs associated with acquisitions	—	16	—	5
Gain on changes in fair value of equity investments	—	—	(19)	—
Tax impact of U.S. tax reform enactment	—	24	—	24
Tax impact of adjusting items (a)	(2)	(12)	(4)	(18)
Adjusted net income attributable to Aptiv	$342	$372	$615	$715

Weighted average number of diluted shares outstanding	257.26	265.48	258.40	265.96
Diluted net income per share attributable to Aptiv	$1.07	$1.10	$1.99	$2.25
Adjusted net income per share	$1.33	$1.40	$2.38	$2.69

(a)
Represents the income tax impacts of the adjustments made for restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company’s liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company’s core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by operating activities from continuing operations plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of discontinued operations and other significant businesses. Not all companies use identical calculations of Cash Flow Before Financing, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in millions)
Cash flows from operating activities:
Net income	$271	$303	$516	$619
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	188	156	361	311
Restructuring expense, net of cash paid	3	(15)	(2)	(31)
Working capital	59	82	(186)	(103)
Pension contributions	(13)	(11)	(21)	(22)
Other, net	4	51	(72)	(22)
Net cash provided by operating activities from continuing operations	512	566	596	752

Cash flows from investing activities:
Capital expenditures	(216)	(206)	(451)	(449)
Cost of business acquisitions, net of cash acquired	(25)	(507)	(23)	(512)
Cost of technology investments	—	—	(3)	—
Settlement of derivatives	1	(6)	(1)	(6)
Other, net	6	3	9	6
Net cash used in investing activities	(234)	(716)	(469)	(961)

Adjusting items:
Adjustment for the cost of business acquisitions, net of cash acquired	25	507	23	512
Adjustment for settlement of derivatives related to business acquisitions	—	(4)	—	(4)
Cash flow before financing	$303	$353	$150	$299

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company’s financial guidance to the most comparable forward-looking GAAP measure is as follows:

	Estimated Q3		Estimated Full Year
	2019 (1)		2019 (1)
	($ and shares in millions, except per share amounts)
Adjusted Operating Income	$	Margin (2)	$	Margin (2)
Net income attributable to Aptiv	$294		$1,121
Interest expense	44		172
Other income, net	(9)		(32)
Income tax expense	50		163
Equity income, net of tax	(9)		(13)
Net income attributable to noncontrolling interest	7		28
Operating income	377	10.3%	1,439	9.8%
Restructuring	26		133
Other acquisition and portfolio project costs	11		45
Asset impairments	—		10
Deferred compensation related to nuTonomy acquisition	11		43
Adjusted operating income	$425	11.6%	$1,670	11.4%

Adjusted Net Income Per Share
Net income attributable to Aptiv	$294		$1,121
Restructuring	26		133
Other acquisition and portfolio project costs	11		45
Asset impairments	—		10
Deferred compensation related to nuTonomy acquisition	11		43
Debt extinguishment costs	—		6
Gain on changes in fair value of equity investments	—		(19)
Tax impact of adjusting items	(8)		(26)
Adjusted net income attributable to Aptiv	$334		$1,313

Weighted average number of diluted shares outstanding	256.66		257.62
Diluted net income per share attributable to Aptiv	$1.15		$4.35
Adjusted net income per share	$1.30		$5.10

(1) Prepared at the estimated mid-point of the Company’s financial guidance range.

(2) Represents operating income and Adjusted Operating Income, respectively, as a percentage of estimated net sales.

Investor Contact:
Elena Rosman
+1.917.994.3934
elena.rosman@aptiv.com

Media Contact:
Sarah McKinney
+1.617.603.7946
sarah.mckinney@aptiv.com